Exhibit 3.1
Execution Version

PROLOGIS
ARTICLES OF AMENDMENT AND RESTATEMENT

PROLOGIS
ARTICLES OF AMENDMENT AND RESTATEMENT
     These Articles of Amendment and Restatement of ProLogis are made as of June 3, 2011.
RECITALS
     1. ProLogis, a Maryland real estate investment trust (the “Trust”), desires to amend and restate its declaration of trust, as currently in effect, in the manner hereinafter set forth.
     2. The amendment to and restatement of the declaration of trust of the Trust as hereinafter set forth was advised by the Board of Trustees of the Trust (the “Board of Trustees” or the “Board”) and approved by the shareholders of the Trust (collectively, the “Shareholders” and, individually, a “Shareholder”) as required by law.
     4. (a) Immediately before the filing of these Articles of Amendment and Restatement, the total number of shares of beneficial interest of all classes which the Trust had authority to issue was 750,000,000, consisting of 737,580,000 Common Shares, par value $0.01 per share, 2,300,000 Series C Preferred Shares, par value $0.01 per share, 5,060,000 Series F Preferred Shares, par value $0.01 per share, and 5,060,000 Series G Preferred Shares, par value $0.01 per share, having an aggregate par value of $7,500,000.
          (b) Immediately after the filing of these Articles of Amendment and Restatement, the total number of shares of beneficial interest of all classes which the Trust has authority to issue is 750,000,000, consisting of 750,000,000 Common Shares, par value $0.01 per share, having an aggregate par value of $7,500,000.
DECLARATION
     NOW, THEREFORE, the following provisions are all of the provisions of the Trust’s declaration of trust as currently in effect and as amended hereby.
ARTICLE I. THE TRUST
     The Trust is a “real estate investment trust” within the meaning of Title 8. The Trust shall not be deemed to be a general partnership, limited partnership, joint venture, joint stock company or a corporation (but nothing herein shall preclude the Trust from being treated as a disregarded entity for U.S. federal income tax purposes).
ARTICLE II. NAME
     Section 1. The name of the Trust is “Prologis”.
     Section 2. Under circumstances in which the Board of Trustees determines that the use of the name of the Trust is not practicable, the Trust may use any other designation or name for the Trust.

ARTICLE III. PURPOSES AND POWERS
     Section 1. Purposes. The purposes for which the Trust is formed are to invest in and to acquire, hold, manage, administer, control and dispose of property.
     Section 2. Powers. The Trust shall have all of the powers granted to real estate investment trusts by Title 8 and all other powers which are not inconsistent with law and are appropriate to promote and attain the purposes set forth in this Declaration of Trust.
ARTICLE IV. RESIDENT AGENT
     The name of the resident agent of the Trust in the State of Maryland is The Prentice-Hall Corporation System, Maryland, whose post office address is 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202. The resident agent is a corporation of the State of Maryland. The Trust may have such offices or places of business within or outside the State of Maryland as the Board of Trustees may from time to time determine.
ARTICLE V. BOARD OF TRUSTEES
     Section 1. Powers. Subject to any express limitations contained in the Declaration of Trust or in the Trust’s Bylaws (the “Bylaws”), (a) the business and affairs of the Trust shall be managed under the direction of the Board of Trustees and (b) the Board shall have full, exclusive and absolute power, control and authority over any and all property of the Trust. The Board may take any action as in its sole judgment and discretion is necessary or appropriate to conduct the business and affairs of the Trust. The Declaration of Trust shall be construed with the presumption in favor of the grant of power and authority to the Board. Any construction of the Declaration of Trust or determination made in good faith by the Board concerning its powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Board of Trustees included in the Declaration of Trust or in the Bylaws shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of the Declaration of Trust or the Bylaws or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board or the trustees of the Trust (collectively, the “Trustees” and, individually, a “Trustee”) under the general laws of the State of Maryland or any other applicable laws. The Board may act with or without a meeting. Except as otherwise provided herein, any action of a majority of Trustees present at a duly convened meeting of the Board shall be conclusive and binding as an action of the Board. A quorum for meetings of the Board shall be a majority of all of the Trustees in office. Action may be taken without a meeting in any manner and by any means permitted by Maryland law only by unanimous consent of all of the Trustees in office and shall be evidenced by a written certificate or instrument signed by all of the Trustees in office.
     The Board, without any action by the Shareholders, shall have and may exercise the power, on behalf of the Trust, without limitation: to adopt, amend and repeal Bylaws; to elect officers in the manner prescribed in the Bylaws; to solicit proxies from holders of shares of beneficial interest of the Trust; and to do any other acts and deliver any other documents necessary or appropriate to the foregoing powers.

     Section 2. Number. The number of Trustees shall be one, which number may thereafter be increased or decreased by the Trustees then in office from time to time; however, the total number of Trustees shall be not less than one and not more than 15. No reduction in the number of Trustees shall cause the removal of any Trustee from office prior to the expiration of its term.
     Section 3. Board. The name and address of the Trustee who shall serve until the earlier of the next annual meeting and until its successor is duly elected and qualifies is:

Name	Address
Upper Pumpkin LLC	c/o ProLogis
4545 Airport Way
Denver, Colorado 80239
     Section 4. Term. The Trustee shall be elected at each annual meeting of the Shareholders and shall serve until the next annual meeting of the Shareholders and until its successor is duly elected and qualifies.
     Section 5. Removal. A Trustee may be removed, at any time, with or without cause, by the affirmative vote of the holders of a majority of the Shares then outstanding and entitled to vote generally in the election of Trustees.
ARTICLE VI. SHARES OF BENEFICIAL INTEREST
     The beneficial interest in the Trust shall be divided into shares of beneficial interest (“Shares”). The total number of Shares which the Trust has authority to issue is 750,000,000, consisting of 750,000,000 common shares of beneficial interest.
ARTICLE VII. SHAREHOLDERS
     There shall be an annual meeting of the Shareholders, to be held after delivery of the annual report and on proper notice to the Shareholders, at such time and place as shall be determined by resolution of the Board of Trustees.
ARTICLE VIII. LIABILITY OF SHAREHOLDERS, TRUSTEES, OFFICERS,
EMPLOYEES AND AGENTS AND TRANSACTIONS BETWEEN THEM AND THE
TRUST
     Section 1. Limitation of Shareholder Liability. No Shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of his being a Shareholder, nor shall any Shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person or entity in connection with the property or affairs of the Trust.
     Section 2. Limitation of Trustee and Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees and officers of a real estate investment trust, no Trustee or officer of the Trust shall be liable to the

Trust or to any Shareholder for money damages. Neither the amendment nor repeal of this Section, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
     Section 3. Express Exculpatory Clauses in Instruments. Neither the Shareholders nor the Trustees, officers, employees or agents of the Trust shall be liable under any written instrument creating an obligation of the Trust, and all persons shall look solely to the property of the Trust for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Shareholder, Trustee, officer, employee or agent liable thereunder to any third party, nor shall the Trustee or any officer, employee or agent of the Trust be liable to anyone for such omission.
     Section 4. Indemnification. The Trust shall have the power, to the maximum extent permitted by Maryland law, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, each Shareholder, Trustee or officer (including any person who, while a Trustee of the Trust, is or was serving at the request of the Trust as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan) from all claims and liabilities to which such person may become subject by reason of his being or having been a Shareholder, Trustee, officer, employee or agent.
     Section 5. Transactions Between the Trust and its Trustees, Officers, Employees and Agents. Subject to any express restrictions in this Declaration of Trust or adopted by the Trustees in the Bylaws or by resolution, the Trust may enter into any contract or transaction of any kind (including, without limitation, for the purchase or sale of property or for any type of services, including those in connection with underwriting or the offer or sale of securities of the Trust) with any person, including any Trustee, officer, employee or agent of the Trust or any person affiliated with a Trustee, officer, employee or agent of the Trust, whether or not any of them has a financial interest in such transaction.
ARTICLE IX. AMENDMENT
     Section 1. General. This Declaration of Trust may not be amended except as provided in this Article IX.
     Section 2. Amendment by Shareholders. This Declaration of Trust may be amended only by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon.
ARTICLE X. DURATION OF TRUST
     Section 1. General. The Trust shall continue perpetually unless terminated pursuant to any applicable provision of Title 8 or pursuant to Section 2 of this Article X.

     Section 2. Termination by Shareholders. The Trust may be terminated at any time by the affirmative vote of the holders of not less than a majority of the Shares then outstanding.
ARTICLE XI. MISCELLANEOUS
     This Declaration of Trust is executed by the Trustees and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof.

     IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf as of the date first written above, by the undersigned Senior Vice Secretary and attested by its Assistant Secretary. The undersigned acknowledges these Articles of Amendment and Restatement to be the trust act of the Trust and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

PROLOGIS
By:	/s/ Phillip D. Joseph, Jr.
Name:	Phillip D. Joseph, Jr.,
Title:	Senior Vice President and Treasurer

ATTEST:
/s/ Michael T. Blair
Name: Michael T. Blair
Title: Assistant Secretary